Exhibit 10l



                                     AGREEMENT
                                     ---------

                Drafted and Executed in Tel-Aviv on March 30, 1994

                                  By and Between

                  Investment Company of Bank Hapoalim Ltd.
                  3 Daniel Frish Street, Tel Aviv
                  ("Investment Company" hereinafter)

                                                as the First Party,

                                        and

                  Ampal (Israel) Ltd., and
                  Ampal Industries (Israel) Ltd.
                  111 Arlozorov Street, Tel-Aviv
                  (collectively "Ampal" hereinafter)

                                                as the Second Party.

   WHEREAS the Parties are shareholders in that company known as Ophir Holdings Ltd. (hereinafter "Ophir" or "the Company"), and

   WHEREAS the Parties are interested in reducing to writing that which was orally agreed upon between themselves on November 12, 1993 with reference to delineating the scope of their relationship with one another as Ophir shareholders,

                  Accordingly, it is hereby agreed, declared and
                  ----------------------------------------------
                    stipulated between the Parties as follows:
                    ------------------------------------------

   1.   Recitals and Interpretation

        1.1  This Agreement's recitals constitute an integral part thereof.

        1.2 Section headings shall not be utilized in the interpretation of this Agreement, their sole purpose being to facilitate reading.

        1.3 In this Agreement the terms which follow shall have the definitions which are set forth next to such terms:

             1.3.1     "Shareholders" or "Parties" - Investment company and
                       Ampal.

             1.3.2 "Shareholders' Total Holdings" - (in percentages) - the number of ordinary shares held by the Shareholders (as they are described above) with reference to the total number of all ordinary shares issued by the Company.

   2.   Duration of Agreement
        ---------------------

        This Agreement shall remain in effect as long as each of the Parties hereto is entitled to appoint at least one director to Ophir's Board of Directors and as long as the total number of directors which the Parties hereto are entitled to appoint shall constitute the majority of Ophir's directors.

        Should one of the foregoing conditions cease to exist, this Agreement shall automatically terminate, effective on the date such condition ceased to exist.








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   3.   Appointment of Ophir's Directors
        --------------------------------

        3.1 In the relations between them, the Parties agree that as long as GMUL Investments Company Ltd. (or whoever succeeds it and in the event that the following right will be assertable by the successor) has the right to appoint one of Ophir's directors, Ophir's Board of Directors shall consist of at least seven directors.

             After Ophir has attained the status of a "company" within the meaning of Section 96(a) of the Companies Ordinance (New Version) of 1983, Ophir's Board of Directors shall consist of at least seven directors, and additional directors from the public ("pub. dir." hereinafter) in such a number as required by law.

        3.2 Those of Ophir's directors who are not pub. dir. and which the Parties are entitled to recommend to the general meeting for their appointment, in accordance with this sub-section 3.2 (hereinafter, within this sub-section, "the number of directors") shall be recommended jointly by the Parties in the manner hereinafter set forth:

             3.2.1 Each Shareholder shall be entitled to recommend one director for each quantity of ordinary shares held by such party which constitute, in terms of percentage, out of the total number of ordinary shares issued by the Company, a sum equal to the total number of shareholder's shares divided by the number of directors (hereinafter "the right-conferring sum").

             3.2.2 In the event that in accordance with sub-section 3.2.1, above, the number of directors appointed does not equal the number of directors authorized, then that shareholder that holds the remainder of shares (i.e. those shares that have not voted to appoint a director in accordance with sub-section 3.2.1, above) which is closest to "the right-conferring sum" shall have the right to recommend the appointment of one additional director occasioned by the remainder, and this procedure shall be repeated until directors equal in number to the total number of directors authorized are appointed.

                  In the event that two Shareholders hold equal remainders (as provided above), and a number of directors equal to the number of authorized directors has not been appointed, the Shareholders shall jointly recommend a director, per force of their remainders.

             3.2.3 As long as it is not otherwise agreed upon by the parties in writing, the number of directors subject to the provisions of this sub-section shall be six.

        3.3 Ophir's pub. dir., in the event that there are any, shall be recommended jointly by the Shareholders.

        3.4 The Shareholders shall jointly vote in favor of the appointment of whoever at all relevant times shall be the Managing Director, as an additional director of Ophir.

        3.5 A Shareholder upon whose recommendation one of Ophir's directors was appointed, shall be entitled to assemble a general meeting for the purpose of discharging the director appointed upon its recommendation and to recommend the appointment of another director in his place.

















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        3.6  In the event of the vacancy of a director's position on Ophir's
             Board of Directors, for whatever reason, the Shareholder on whose recommendation such director was appointed, shall have the right to recommend for appointment a director to fill such vacancy.

        3.7 The Shareholders hereby obligate themselves to vote, at Ophir's general meetings, in favor of the appointment/discharge of directors in accordance with the recommendations of the Parties as provided in sub-sections 3.2 - 3.6, above.

   4.   Voting at General Meetings
        --------------------------

        4.1 Prior to the assembly of each of Ophir's general meetings (excepting those general meetings on whose agenda appears solely the appointment of directors who are not pub. dire.), the Parties shall assemble at a preliminary meeting whose purpose will be to formulate a united stand on those issues set forth in the agenda for such general meeting (excepting the appointment of directors who are not pub. dir.) and the manner of voting on such issues.

             Where a general meeting has not yet been called and where a Party hereto is of the opinion that a general meeting ought to be called, the Parties shall, within the framework of the preliminary meeting, consider and decide by agreement on those issues which they intend on raising on Ophir's general meeting agenda and the manner of voting on such issues.

             The preliminary meeting may be conducted in writing.

        4.2 In the absence of consensus between the Parties with reference to the manner of voting on any particular issue, where a preliminary meeting is not assembled or not held for whatever reason with reference to such issue, or where the lack of consensus arises as a result of differences of opinion expressed by the Parties with reference to said issue, the Parties shall refrain from taking a stand at Ophir's general meeting with reference to such issue on which lack of consensus between the Parties exists, or from voting against the adoption of a decision thereon, and in such a manner as to preserve the status quo as it existed prior to the convening of the general meeting.

        4.3 At votings at Ophir's general meetings with reference to transactions between Ophir and any of the Shareholders, and/or at votings with reference to which, according to law, ratification by an Ophir general meeting is required, and/or at votings that could be affected as a result of influence, directly or indirectly, with reference to Ophir's investment in Mivnat Holdings Ltd. and/or in Mivney Ta'asia Ltd., the Parties shall enjoy voting freedom and the provisions of this section 4 shall not apply.

   5.   Right of First Refusal With Reference to Transfer of Ophir's Shares
        -------------------------------------------------------------------

        The Shareholders hereby grant each other the right of first refusal with reference to the transfer of Ophir's shares, subject to the following terms and conditions:

        5.1 Any Party who intends on selling Ophir's Shares ("Seller" hereinafter) shall give the other Party notice of this fact ("Notice" hereinafter).





















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

             Such Notice shall contain the following particulars: the number of shares being offered for sale, the price demanded therefor, the terms of payment therefor and the identity of the offeree.

        5.2 Within 30 days after receipt of the Notice, the other Party shall reply to the Seller in writing ("Response" hereinafter).

             The Response shall be either of the following:

             a.   "Affirmative Response" - in which will be identified the
                  ----------------------
                  number of shares that the sender of the Response is willing to purchase and whose meaning it shall be that the sender of the Response is willing to purchase the number of shares designated and at the price and terms of payment set forth in the Notice; an affirmative response with reference to all the
                                                                        ---
                  shares offered for sale shall be hereinafter referred to as an "Affirmative Response".

                  In the event an Affirmative Response is given without reference to the number of shares, same shall be deemed as a full Affirmative Response.

             b.   "Negative Response" - including the giving of an Affirmative
                  -------------------
                  Response with changes, that are not in favor of the Seller, with reference to one or more of the terms of the Notice (and to which thereafter no other Response is sent within 30 days, in which case it will be deemed a Negative Response); or a partial Affirmative Response; or the failure to give any response whatsoever within 30 days as provided above, which failure will be considered, on the tho day after receipt of the Notice, as a Negative Response.

        5.3 The service of an Affirmative Response shall be deemed as an acceptance of the Seller's offer contained in the Notice with reference to the number of shares that are identified in the Response and the day upon which service of the Response is effected shall be deemed the day on which the transaction is consummated subject to the terms set forth in the Notice.

        5.4 The service of a Negative Response shall be construed as giving the Seller the right to sell to the offeree identified in the Notice that number of shares with reference to which no Affirmative Response was received and on those terms set forth in the Notice (or at a price higher than the price set forth in the Notice and on the same payment terms as those set forth in the Notice), and this within 90 days of receipt of the last Response.

        5.5 The provisions of this section 5 shall not apply after Ophir has attained the status of a "Company" within the meaning of Section 96(a) of the Companies Ordinance (New Version) of 1983.

        5.6 The Parties hereby agree that in the event that Ophir's Board of Directors does not approve of the transfer of shares made in accordance with or not contrary to the provisions of this section, the Parties shall effectuate a change in Ophir's by-laws to the effect that same will negate the requirement that Ophir's Board of Directors must approve the transfer of the shares made in accordance with and not contrary to the provisions of this section.






















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

        5.7 The transfer of shares to a company within the transferor's group of companies shall not be subject to the right of first refusal as provided in this Agreement, provided that such transferee company shall agree to be bound by the provisions of this section in full.

   6.   Transfer of Rights
        ------------------

        The Shareholders are not permitted to transfer those rights created by this Agreement to others, in whole or in part, excepting to companies within the transferor's group of companies, provided that such transferee companies shall agree to be bound by the terms of this Agreement in full.

   7.   Arbitration
        -----------

        7.1 All disputes between any and all of the Parties, with reference to this Agreement, its interpretation or performance, shall be decided by a single arbitrator, agreed upon jointly by the Parties. In the event that the Parties do not reach agreement on an arbitrator within 15 days from the date that one of the Parties demanded from the other that arbitration be conducted, the arbitrator shall be appointed, upon application by one of the Parties, by the President of the Israel Bar Association.

        7.2 The arbitrator shall be bound by substantial law, but not by rules of evidence and procedures established by law, and shall be entitled to proceed with the arbitration, or any sitting thereof, including the rendition of a judgment, even in the absence of a Party summoned by him in writing and who did not appear. The arbitrator must set forth the reasons for each decision made by him.

        7.3 The arbitrator shall be authorized to render interlocutory and partial decisions and to order specific performance.

        7.4 The arbitrator's decisions and their reasons shall be set forth in writing by him.

        7.5 The arbitrator shall render his judgment within 6 months of the date that the dispute, pursuant to the provisions of this section, was submitted to him, and shall be entitled to extend such period, in three month increments each time, for extraordinary reasons given by him in writing.

        7.6 The arbitrator shall maintain a protocol of the deliberations and shall transfer a printed copy thereof to each of the Parties a reasonable period of time before the next sitting of the arbitration.

        7.7 This section shall be considered an arbitration agreement made between the Parties.

   8.   Miscellaneous
        -------------

        8.1 This Agreement expresses the full agreement of the Parties with reference to all the matters and interests covered thereby, and it replaces and cancels all other agreements or understandings, oral or written, that existed, if same existed, between the Parties, with reference to the matters and interests covered thereby, which anteceeded the execution of this Agreement.

        8.2 Any modification and/or correction of the Agreement and/or any of its terms and conditions shall be of no effect unless made in writing and executed by all the Parties.
















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

        8.3 The addresses of the Parties to this Agreement are as set forth in the recitals to this Agreement.

             Notices may be given by letter or by means of facsimile, sent to the office of the recipient.

   In Witness Hereof have the Parties Affixed their Seals:





   /s/Investment Company of Bank Hapoalim Ltd.  /s/Ampal Industries Ltd.
   -------------------------------------------  ------------------------------
   Investment Company of                        Ampal (Israel) Ltd.
   Bank Hapoalim Ltd.




                                           /s/Ampal Industries (Israel) Ltd.
                                           ---------------------------------
                                           Ampal Industries (Israel) Ltd.















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